TIAA-CREF Life Funds
Form N-SAR for the period ended December 31, 2013


Item 77 Q1. Other Exhibits

Amendment to the Declaration of Trust

On October 17, 2013, under Conformed Submission 485APOS, accession number, 0000930413-13-004977, a copy of the Form of Trustee Authorization to Establish Additional Series of
Shares of the TIAA-CREF Life Funds (the Trust) dated October 10, 2013
(the Authorization) was previously filed with the SEC as exhibit 99.A(5) to the Trust's Registration Statement. This Authorization, which established the TIAA-CREF Life Balanced Fund as a new separate and distinct series and share of the Trust, is incorporated herein by reference as an exhibit to Sub-Item 77Q1(a) of Form N-SAR.





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